UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
FIRST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-16759	35-1546989

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Financial Plaza Terre Haute, Indiana	47807

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 238-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by First Financial Corporation (the “Company”) with the Securities and Exchange Commission on April 26, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to amend Item 5.07 of the Original Filing to disclose the Company’s decision regarding how often it will conduct a shareholder advisory vote on the compensation of its named executive officers. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on April 20, 2011. The final voting results relating to the matters voted on at the 2011 annual meeting of shareholders are set forth below.
1. The four persons nominated to serve as directors of the Company received the following number of votes and were elected as directors to serve three-year terms expiring in 2014:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES
B. Guille Cox, Jr.	9,765,727	135,747	1,326,485
Anton H. George	9,158,538	742,936	1,326,485
Gregory L. Gibson	9,748,511	152,963	1,326,485
Virginia L. Smith	9,663,027	238,447	1,326,485
2. The appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011 was ratified by the following shareholder vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
10,957,001	17,003	265,004	-0-
3. By the following vote, the shareholders approved an advisory vote on 2010 compensation paid to named executive officers:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
9,386,210	423,957	102,355	1,326,485
4. By the following vote, the shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis:

				BROKER
EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN	NON-VOTES
5,502,955	92,897	4,227,215	89,452	1,326,488
After considering these voting results and other factors, the Company’s Board of Directors, at its May 17, 2011 meeting, decided that the Company will hold an advisory vote on the compensation of our named executive officers every year until the next vote on frequency, which will be no later than the Company’s Annual Meeting of Shareholders in 2017.
5. By the following vote, the shareholders approved the First Financial Corporation 2011 Omnibus Equity Incentive Plan:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
9,262,924	491,227	158,371	1,326,485

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2011

FIRST FINANCIAL CORPORATION
By:	/s/ Norman L. Lowery
Norman L. Lowery
Vice Chairman and Chief Executive Officer

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